UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2006
Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-52013 (Commission File Number)	20-0640002 (I.R.S. Employer Identification No.)

888 Seventh Avenue, New York, New York (Address of Principal Executive Offices)	10106 (Zip Code)
Registrant’s telephone number, including area code: (212) 246-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          Effective June 30, 2006, Town Sports International, Inc. (“TSI, Inc.”), a wholly owned subsidiary of Town Sports International Holdings, Inc. (the “Registrant”), merged with and into TSI Club, LLC, a New York limited liability company (the “Merger”). TSI Club, LLC was the surviving entity in the Merger and subsequently changed its name to Town Sports International, LLC (the “Company”). The Registrant is the sole member of the Company.
          In connection with the Merger, on June 30, 2006, the Company, as issuer, and The Bank of New York, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”), with respect to TSI Inc.’s 9 5/8% Senior Notes due 2011 (the “Notes”), to provide for the Company’s assumption of TSI Inc.’s obligations to the holders of the Notes.
          This description of the Supplemental Indenture is qualified in its entirety by reference to its complete text of the Supplemental Indenture, which is filed as Exhibit 4.1 to this report.
ITEM 9.01. Financial Statements and Exhibits.
          (d)      Exhibits.

4.1	Supplemental Indenture, dated as of June 30, 2006, between Town Sports International, LLC, as issuer and The Bank of New York, as trustee.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: July 7, 2006	By:	/s/ RICHARD PYLE
Richard Pyle
Chief Financial Officer

EXHIBIT INDEX

4.1	Supplemental Indenture, dated as of June 30, 2006, between Town Sports International, LLC, as issuer and The Bank of New York, as trustee.